Exhibit 4



                                 AT&T CANADA INC.


                        DIRECTORS SHARE COMPENSATION PLAN

                                   ARTICLE 1
                                  Introduction

1.1      Definitions

For the purposes of the Plan:

          "Board" means the board of directors of AT&T Canada Inc.;

          "Board Compensation" means any or all of the compensation payable to a Director for services as a member of the Board during a fiscal year, including compensation to the non-executive chairman of the Board and compensation for all Board committee members;

          "CIBC Mellon" means CIBC Mellon Trust Company, the trustee of the Plan pursuant to a Trustee Agreement between the Company and CIBC Mellon dated as of August 12, 1999, as the same may be amended from time to time;

          "Committee"   means  the  committee  of  the  Board   responsible  for
          determining the compensation of the Directors, which at the effective date of the Plan is the H.R./Compensation Committee;

          "Company" means AT&T Canada Inc.;

          "Deposit Receipts" mean the Class B Deposit Receipts of AT&T Canada Inc.;

          "Director" means a person who is, at the relevant time, a director of the Company and eligible for participation in the Plan;

          "Election Form" means a document substantially in the form of Schedule A to the Plan; and

          "Plan" means the AT&T Canada Inc. Directors Share Compensation Plan as amended from time to time.

1.2      Effective Date of the Plan

The effective date of the Plan shall be May 1, 2001.

1.3      Purpose

The  Company's  Plan  has  been  established  to  provide   Directors  with  the
opportunity  to  acquire  Deposit   Receipts.   This  will  allow  Directors  to
participate in the Company's long term success.

                                   ARTICLE 2
                                 Administration

2.1      Administration of the Plan

Except for the matters that are under the jurisdiction of the Board as specified under the Plan or as required by law:

   (a) the Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make such determinations as it deems necessary or desirable for the administration of the Plan; and

   (b) all actions taken and decisions made by the Committee in this regard shall be final, conclusive, and binding on all parties concerned, including, but not limited to, the Company, the Directors, and their beneficiaries and legal representatives.

                                   ARTICLE 3
                             Directors' Compensation

3.1      Election

Each Director shall have the right to elect to have any or all of his or her Board Compensation dealt with in accordance with Article 4 hereof by completing, signing and delivering to the Company's General Counsel, the Election Form within 30 days of receiving a copy of the Plan or within 30 days of becoming eligible under the Plan, whichever date is later.

Any election under this section shall remain effective until it is revoked by the completion, signature and delivery to the Company's General Counsel of a new Election Form indicating such revocation which shall take effect for the fiscal years commencing after the delivery of the form.

3.2      Taxes

The Company shall be authorized to deduct from any amount paid or credited hereunder such taxes and other amounts as it may be required by law to withhold, in such manner as it determines.

                                   ARTICLE 4
                                Deposit Receipts

4.1      Number of Deposit Receipts

The Company shall, on a quarterly basis, advise CIBC Mellon in writing of those Directors who have elected to have their Board Compensation deposited with CIBC Mellon. Contemporaneously with delivery of such advice, the Company shall provide CIBC Mellon with such Board Compensation and CIBC Mellon, shall purchase Deposit Receipts in accordance with the terms of Section 4.2.

4.2      Purchase of Deposit Receipts

Within ten (10) business days (or soon thereafter as may be reasonable) of receipt by CIBC Mellon of the funds referred to in Section 4.1., CIBC Mellon shall arrange, on account of the relevant Director, for the purchase on the secondary market through an appropriately registered dealer of the number of Deposit Receipts which is equal to the amount of the relevant Director's Board Compensation divided by the trading price of said Deposit Receipts at the time of such purchase in accordance with all applicable laws, rules and regulations. In the event that the foregoing number of Deposit Receipts includes a fraction of the Deposit Receipt, CIBC Mellon shall not purchase such fraction of the Deposit Receipt and shall instead return the unused portion of the amount received to the Company which shall in turn hold that amount on account to be added to the relevant Director's next Deposit Receipt purchase under this Agreement.

4.3      Delivery of Deposit Receipts to Directors

CIBC Mellon shall, within five (5) Business Days of the date of acquisition of any Deposit Receipts, deliver by registered mail or by a secure method of delivery to each Director certificates representing Deposit Receipts acquired by CIBC Mellon on his or her behalf, together with any dividends or distributions made thereon since the date of acquisition according to the mailing address provided by the Company.

                                   ARTICLE 5
                                     General

5.1      Amendments, Suspension or Termination of the Plan

The Board may from time to time amend or suspend the Plan in whole or in part and at any time terminate the Plan. However, any such amendment, suspension or termination shall not adversely affect the accrued rights of any Director at time of such amendment, suspension or termination, without the consent of the affected Director.

5.2      Compliance with Laws

The administration of the Plan, including without limitation all purchases of Deposit Receipts under the Plan shall be subject to and made in conformity with all applicable laws and any applicable regulations of a duly constituted authority. Should the Company, in its sole discretion, determine that it is not feasible or desirable to honour an election in favour of CIBC Mellon arranging for the acquisition of Deposit Receipts due to such laws or regulations, its obligation shall be satisfied by means of an equivalent cash payment.

5.3      General Restrictions

Except as required by law, the rights of a Director under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Director.

5.4      Governing Law

The Plan should be governed by, and interpreted in accordance with, the laws of the Province of Ontario and any laws of Canada applicable therein.

                                  SCHEDULE "A"

                        DIRECTORS SHARE COMPENSATION PLAN

                                  ELECTION FORM

          1. Please check one of the following boxes and, in the event that you check the first box, please indicate the relevant percentage:

               I hereby elect to have ________% of my Board Compensation applied toward the purchase of Deposit Receipts on my behalf (with the balance, if any, to be paid in cash); or

               I hereby elect to have all of my Board Compensation paid in cash.

         2.    I understand that:

               o All capitalized terms shall have the meanings attributed to them in the Plan.

               o My election pursuant to this Election Form revokes any previous election which I have made.

               o All payments are made pursuant to the Directors Share Compensation Plan.

               o All payments will be net of any Canadian taxes that the Company is required to deduct or withhold.

               o    All payments will be made on a quarterly basis.

               o My election is subject to the terms and conditions of the Plan and it is effective until changed in accordance therewith.

                                            ---------------------------------
                                            Signature

                                            ---------------------------------
                                            Name  (please print)

                                            ---------------------------------
                                            Name in which Deposit Receipt is to
                                            be registered and/or name to appear
                                            on cheque, as applicable.

                                            ---------------------------------
                                            Date

Please return this election form to the attention of the Company's General Counsel by the close of business on ______________ _____, _______ (Fax: (416)
345-2070).